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                                                                    EXHIBIT 99.2


This Management's Discussion and Analysis of Financial Condition and Results of Operations contains certain forward-looking statements with respect to the financial condition, results of operations and business of Community Bank System, Inc. ("CBSI" or "the Company"). These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements are set herein under the caption "Forward-Looking Statements."

The historical information discussed below has been retroactively restated for all periods presented, pursuant to the pooling-of-interest method of accounting, to reflect the combined results of operations and financial position of the Company and First Liberty Bank Corp., which was acquired on May 11, 2001.

The following discussion is intended to facilitate an understanding and assessment of significant changes in trends related to the financial condition of the Company and the results of its operations. The following discussion and analysis should be read in conjunction with the Company's Consolidated Financial Statements and related notes thereto attached as Exhibit 99.1 to this Current Report on Form 8-K. All references in the discussion to financial condition and results of operations are to the consolidated position and results of the Company and its subsidiaries taken as a whole.

FINANCIAL CONDITION

Total assets at December 31, 2000 increased $156.7 million, or 6.3%, to $2.65 billion from $2.49 billion at December 31, 1999. The growth was primarily due to increases in investments (up $113.0 million) and loans (up $90.1 million), which were offset by a decrease in cash and money market investments.


Investments. Investments at December 31, 2000 were $929.6 million, an increase of $113.0 million or 13.9% from the December 31, 1999 level of $816.6 million. Of this change, $63.1 million resulted from purchases primarily concentrated in U.S. Agency Debentures and AA rated and insured municipal bonds. The remaining $39.2 million is reflected as an increase in the unrealized market value of the Company's available-for-sale portfolio.

The stated objective of the Company's investment portfolio is to prudently provide a degree of low-risk, quality assets to the balance sheet. This must be accomplished within the constraints of: (a) absorbing funds when loan demand is low and infusing funds when demand is high; (b) implementing certain interest rate risk management strategies which achieve a relatively stable level of net interest income; (c) providing both the regulatory and operational liquidity necessary to conduct day-to-day business activities; (d) considering investment risk-weights as determined by the regulatory risk-based capital guidelines; and
(e) generating a favorable return without undue compromise of the other requirements.


Loans. Loans outstanding, net of unearned discount, reached $1.52 billion as of year-end 2000, up $90.1 million or 6.3% compared to twelve months earlier.

The Company's predominant focus on the retail borrower enables its loan portfolio to be highly diversified, with approximately 62% of loans outstanding to consumers borrowing on an installment and residential mortgage loan basis. Over the last several years, the growth rate of the Company's commercial business loans has exceeded that of loans to individuals, and this sector exhibits a high degree of diversification as well. The increase in business lending, consumer mortgages, consumer installment
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loans was 43%, 38% and 19%, respectively, of the $90.1 million in total loan growth in 2000. Growth in business lending (up 7.0%) has continued as a result of persistent business development efforts and the contributions of new lenders who joined the Company from larger banking institutions. Growth in consumer mortgages (up 8.7%) is attributable to the attractiveness of the Bank's no-closing cost mortgage product both for home purchase or refinancing as well as being a vehicle for consumers to term-out higher cost credit card debt. Growth in installment lending (up 3.4%) reflects the impact of the slowing economy in the latter half of the year.

Nonperforming loans, defined as nonaccruing loans plus accruing loans 90 days or more past due, ended 2000 at $7.4 million, a 1.2% increase from one year earlier. The ratio of nonperforming loans to total loans fell 3 basis points from twelve months earlier to .49%. The ratio of nonperforming assets (which additionally include troubled debt restructuring and other real estate) to total assets decreased to .33%, down 3 basis points from one year earlier. Net charge-offs for 2000 were higher by $1.8 million or 42%, finishing the year at $6.2 million or .42% of average loans compared to $4.4 million and .33% last year. Problem loans during the past year have been dominated by two commercial credits. The first loan has been written down by $1.5 million to the liquidation value of its underlying assets. The other loan was secured by fraudulent receivables discovered in the third quarter, and the lack of successful litigation since then has dictated that the entire $1.0 million balance be written off.

Total liabilities at December 31, 2000, increased $120.6 million or 5.2% to $2.4 billion from $2.3 billion at December 31, 1999.


Deposits. Total deposits at December 31, 2000 were $1.9 billion, an increase of $103.8 million or 5.6% from the December 31, 1999 level of $1.8 billion. Time deposits increased $94.6 million or 10.0%, reflective of the Company's successful targeted C.D programs which were started in the spring of 1999. Growth in time deposits also reflects consumer movement away from immediately available, lower earning savings accounts, which have declined steadily during the past several years.


Borrowings. Total borrowings at December 31, 2000 were $469.7 million, an increase of $8.4 million or 1.8%, from the December 31, 1999 level of $461.3 million. Short-term borrowings at December 31, 2000 and 1999 were $199.8 million and $286.5 million, respectively. Long term borrowings at December 31, 2000 and 1999 were $269.8 million and $174.8 million, respectively, and include $29.8 million of Company obligated mandatorily redeemable preferred securities. The shift in long-term and short-term borrowings represents a move during the last half of the year to convert higher cost short-term funding to cheaper long-term funding, taking advantage of the inverted Treasury yield curve.


Shareholders' Equity. Shareholders' equity ended 2000 at $201.8 million, up 22% from one year earlier. This improvement reflects earnings for the year and the positive change in market value adjustment (MVA) of the Company's available-for-sale investments, offset by dividends paid to shareholders and the cost of repurchasing 100,000 shares of common stock during 2000. Excluding the MVA and purchase of Treasury stock in both 1999 and 2000, equity rose by $14.8 million or 10.0%. Subsequent to year end, the repurchased shares were reissued in conjunction with the acquisition of The Citizens National Bank of Malone.
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OPERATING RESULTS

General. Net income and diluted earnings per share for 2000 was $24.9 million and $2.32, respectively. Compared to 1999, net income rose 5.2% while earnings per share was up 6.4%. The Company's share repurchase program continued to benefit earnings per share growth; since its inception in the fall of 1998, 648,100 shares or 6.1% of shares outstanding have been bought back. Subsequent to year-end, the repurchased shares were reissued in conjunction with the acquisition of The Citizens National Bank of Malone.

Cash earnings per share (diluted) for 2000, was $2.60 up 5.7%. Cash or tangible return on assets (ROA) for 2000 was 1.09% versus nominal ROA at .97%. Tangible return on equity (ROE) for the year was 15.98%, exceeding nominal ROE by 1.71 percentage points for the same period. The difference between cash and nominal results reflects the contribution of the Company's acquisitions on an economic basis, which excludes the non cash impact of amortizing the premiums paid for the acquisitions. Many analysts and investors consider cash results a better measure of core profitability and value created for shareholders than nominal results.

Net income and diluted earnings per share for 1999 was $23.7 million and $2.18, respectively. Compared to 1998, net income rose $3.9 million and 19.9%, while earnings per share was up 24.6%.


Net Interest Income. Net interest income is the amount that interest and fees on earning assets (loans and investments) exceeds the cost of funds, primarily interest paid to the Company's depositors, interest on capital market and bank borrowings, and dividends paid on the Company's $30 million in 9.75% trust preferred stock. Net interest margin is the difference between the gross yield on earning assets and the cost of interest bearing funds as a percentage of earning assets.

Net interest income for 2000 (with non-taxable income converted to a full tax-equivalent basis) totaled $96.7 million in 2000; this represents a $3.1 million or 3.3% increase over the prior year. This increase was due to higher earning asset volumes, which had a positive impact on net interest income, while interest rate changes had an unfavorable impact.

Net interest income increased due to greater average earning assets of $224.2 million. Average loans grew a total of $141.3 million in 2000, with the most significant portion occurring in the first half of the year. Overall interest and fees on loans climbed $14.5 million or 12.5% as a result of this growth and an increase in loan yields, which was caused by rising market rates during the latter part of 1999 and the first half of 2000. This rate environment also produced investment portfolio buying opportunities resulting in a $74.8 million increase in average investments. Investment interest income in 2000 was $8.4 million higher than the prior year as a result of the higher outstandings as well as an increase in the average investment yields. Rising market rates in the latter half of 1999 and first half of 2000 increased the yield on new investments and were the primary cause of the increase in average investment yield.

Total average fundings (deposits and borrowings) grew by $173.1 million in 2000, largely attributable to a $133.3 million increase in borrowings (used to fund purchases of investment securities and approximately one-third of loan growth), and $39.8 million in deposits. The latter reflects higher deposits from individuals, partnerships, and corporations, reflective of greater checking account balances and our successful CD promotions, with the balance from increased deposits of municipalities.

Higher average interest-bearing funds contributed approximately one-half of the total rise in interest
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expense, with the remainder caused by an increase in the average 2000 cost of funds. The rate on interest bearing deposits rose 43 BPs to 4.33%, due largely to across-the-board increases in deposit rates beginning in the middle of 1999 and continuing throughout most of 2000, and a 63 BP higher borrowing rate, also reflecting rising market rates.

Net interest income for 1999 (with non-taxable income converted to a full tax-equivalent basis) totaled $93.6 million; this represents a $3.6 million or 4.0% increase from 1998. This increase was due to a $79.3 million increase in average earning assets. The growth in earning assets was funded by $91.0 million (50.0%) more in average borrowings, offset by $17.0 million (1.0%) less in average deposits.


Provision for Loan Losses. Provision for loan losses rose $1.9 million or 31.9% over 1999's level. The full year provision for loan loss covered total actual net charge-offs by 1.25 times, this margin serving as a precaution in the event the economy weakens after its long sustained period of relative economic health. Net charge-offs as a percent of average loans increased 9 basis points in 2000 to .42%. The higher level of provision was in part due to what management believes to be two isolated and unusual commercial loan charge-offs in 2000. Nonperforming loans decreased during 2000 to .49% of loans outstanding at year end compared to .52% one year earlier.

Provision for loan losses was $5.9 million for 1999, an increase of 3.4% over 1998's level. The ratio of allowance for loan losses to loans remained consistent at 1.32% for the years-ending 1999 and 1998. The ratio of net charge-offs to average loans for 1999 was .33%, an improvement of 12 basis points from 1998.


Other Income. The Company's sources of other income are of four primary types: financial services, comprised of personal trust, employee benefit trust, investment, and insurance products; specialty products, largely electronic, and mortgage banking activities; general banking services related to loans, deposits and other activities typically provided through the branch network; and periodic transactions, most often net gains (losses) from the sale of investments or other occasional events.

Total other income of $23.1 million for 2000, increased by $5.4 million or 30.4% when compared to 1999.

Financial services accounted for $4.3 million of the improvement in noninterest income, with $3.1 million being attributable to the purchase of Elias Asset Management (EAM) on April 3, 2000. Revenues, excluding net investment gains (losses) and the impact of branch properties no longer in use, were up for the sixth consecutive year to approximately $21.2 million in 2000, a $5.1 million improvement.

Fees from the financial services segment of noninterest income rose 65.7% in 2000 to $10.8 million compared to 13.7% growth in the prior year. Over the last five years, financial services revenues have climbed at a compound annual growth rate greater than 30%, and for 2000 as a whole, comprise over 45% of total noninterest income. The increase in 2000's growth rate largely reflects the previously mentioned EAM acquisition, without which financial services revenues would have nonetheless climbed 18%.

Assets under management from the Company's several financial services businesses exceeded $1.4 billion in 2000 compared to over $700 million in the prior year, largely reflective of the addition of Elias Asset Management.

Fees earned from general banking services, which reached $9.7 million in 2000, were up 7.6% from the
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prior year. This segment contributed 43% of noninterest income. The increase in these revenues is generally in the single digit range because they are largely dependent on deposit growth and expansion of services provided through the Company's branch network.

In light of management's ongoing objective to grow noninterest income, opportunities to develop new fee-based products are actively pursued, including newly permitted activities under the 1999 Financial Modernization Act; in addition, emphasis continues on the collection of fees (minimizing limitation on waived fees) for providing quality service. In an effort to focus on and accelerate growth of the Company's financial service businesses, Michael A. Patton, who has headed for many years the Bank's trust department and Financial Consultant activities along with general banking activities in the Southern Region, was named President, Financial Services, in February 2000.

Total other income of in 1999 was $17.7 million, a decrease of $1.1 million from 1998, largely due to the Company taking selected investment losses in 1999 (when there were economic opportunities to purchase higher yielding securities) instead of recognizing investment gains as it did in 1998. Excluding net investment gains/(losses), other income increased $1.3 million or 7.9% to $18.1 million. Financial services revenue and fees from general banking services contributed equally to the overall increase in other income, excluding net investment gains/(losses).


Other Expenses. Noninterest expense or overhead rose $4.1 million or 6.1% in 2000. Excluding the $2.1 million impact of the EAM purchase in April, noninterest expense was up $2.0 million or 3.0% in 2000, This year's overhead of $70.8 million as a percent of average assets was 2.77%, down from 2.83% in 1999.

The primary source of the increase was personnel expense, which was up $3.0 million or 9.0% and accounted for over 70% of 2000's increase in overhead, with personnel costs being up approximately 6.5% as a result of the EAM acquisition. The remainder of the increases in salary, benefit, and payroll tax expenses reflect modest annual merit awards for employees. Several cost saving initiatives were undertaken during 2000, which included consolidation of the Company's collection, indirect installment loan approval, mortgage servicing, and first-day deposit operations functions, all of which were previously performed in each of the Canton and Olean, NY operations or administrative centers.

The remainder of the increase is primarily due to higher data processing, depreciation and equipment expense. The majority of these increases reflect additional expenditures related to conversion of the Company's check processing operations to image processing during the second and third quarter of the year.

The 2000 efficiency ratio (excluding amortization of intangibles, one-time expense, and net securities gains/(losses)) at 54.8% has remained consistent with 1999; however, a significant improvement has occurred from the 1998 level of 60.4%. While the Company's expense ratios have generally been favorable, management maintains a heightened focus on controlling costs and eliminating inefficiencies. Specifically, the Company should benefit from overhead savings from the aforementioned conversion of the Company's check processing operations to image during the second and third quarter of 2000. Improved productivity resulting from consolidation of the Company's collection, indirect installment loan approval, mortgage servicing, and first-day deposit operations functions, all of which were previously performed in each of the Canton and Olean, NY operations or administrative centers, is expected to be fully reflected in 2001's results.

Other expense decreased $510,000 or .8% to $66.7 million in 1999. During 1998, there was
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approximately $1.1 million in acquisition related costs which increased other expenses. The absence of these costs in 1999, was offset by a $770,000 increase in personnel costs.


Income Taxes. The Company's combined effective federal and state tax rate in 2000 remained nearly unchanged at 28.7% as a result of continued effective tax planning strategies.

From 1998 to 1999, there was a significant decrease in the Company's effective tax rate from 34.9%, as a result of an organizational change and increased purchases of tax-exempt municipal investment securities.


CAPITAL

A strong capital position is important to the continued profitability of the Company and promotes depositor and investor confidence. The Company's capital consists of shareholders' equity, which provides a basis for future growth and expansion and also provides a buffer against unexpected losses. Shareholders' equity increased $36.1 million to $201.8 million at December 31, 2000. In addition, the Company issued in 1997 $29.8 million in trust preferred securities (see "Funding Sources" below) which are a form of long term debt that constitutes Tier I capital, the highest level of regulatory capital.

Despite the total cost to repurchase 648,100 shares of stock, including 100,000 shares in the current year, the ratio of tier I capital to assets, the basic measure for which regulators have established a 5% minimum to be considered "well-capitalized," remains sound at 6.75%, and virtually unchanged from one year ago. The total core capital to risk-weighted assets ratio decreased 18 basis points during 2000 to 12.08% as of year-end compared to the 10% minimum requirement for "well-capitalized" banks. The Company is confident that capital levels are being prudently balanced between regulatory and investor perspectives.

During 2000, the Company raised its expected annualized dividend to $1.08 per common share reflecting management's confidence that earnings strength is sustainable and that capital can be maintained at a satisfactory level.


FUNDING SOURCES

Typical of most commercial banking institutions today is the need to rely on a variety of funding sources to support the earning asset base as well as to achieve targeted growth objectives. There are three primary sources of funding that comprise CBSI's overall funding matrix, which considers maturity, stability, and price: deposits of individuals, partnerships and corporations (IPC deposits); collateralized municipal deposits; and capital market borrowings.

The Company's funding matrix continues to benefit from a high level of IPC deposits which are frequently considered to be a bank's most attractive source of funding because they are generally stable, do not need to be collateralized, have a relatively low cost, and because they represent a working customer base with the potential to be cross-sold a variety of loan, deposit and other financial service-related products.

Capital market borrowings are defined as funding sources available on a national market basis, generally requiring some form of collateralization. Borrowing sources for the Company include the Federal Home Loan Bank of New York and Pittsburgh, Federal Reserve Bank of New York, as well as access to the national repurchase agreement market through established relationships with primary market security dealers. Also considered as borrowings are the $30 million in 9.75% Company-Obligated Mandatorily
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Redeemable Preferred Securities issued to support 1997's acquisitions and advances under a $10 million line of credit tied to the 90 day libor rate with a large regional commercial bank. In addition, the Company continues to have access to subordinated debt markets.


MARKET RISK/INTEREST RATE RISK

Market risk is the risk of loss in a financial instrument arising from adverse changes in market rates/prices such as interest rates, foreign currency exchange rates, commodity prices, and equity prices. The Company's primary market risk exposure is interest rate risk. The ongoing monitoring and management of this risk, over both a short-term tactical and longer-term strategic time horizon, is an important component of the Company's asset/liability management process, which is governed by policies established by its Board of Directors and reviewed and approved annually. The Board of Directors delegates responsibility for carrying out the asset/liability management policies to the Asset/Liability Management Committee (ALCO). In this capacity, ALCO develops guidelines and strategies impacting the Company's asset/liability management activities based upon estimated market risk sensitivity, policy limits, and overall market interest rate-related level and trends.

As the Company does not believe it is possible to reliably predict future interest rate movements, it has maintained an appropriate process and set of measurement tools which enable it to identify and quantify sources of interest rate risk. The primary tool used by the Company in managing interest rate risk is income simulation. The analysis begins by measuring the impact of differences in maturity and repricing all balance sheet positions. Such work is further augmented by adjusting for prepayment and embedded option risk found naturally in certain asset and liability classes. Finally, balance sheet growth and funding expectations are added to the analysis in order to reflect the strategic initiatives set forth by the Company.

Changes in net interest income are reviewed after subjecting the balance sheet to an array of Treasury yield curve possibilities, including an up or down 200 basis point (BP) movement in rates from current levels. While such an aggressive movement in rates provides management with good insight as to how the Company's net interest income may perform under extreme market conditions, results from a more modest shift in interest rates are used as a basis to conduct day-to-day business decisions.


LIQUIDITY

Liquidity involves the Company's ability to raise funds to support asset growth, meet deposit withdrawal and other borrowing needs, maintain reserve requirements and otherwise operate the Company on an ongoing basis. To adjust for the effects of a changing interest rate environment and deposit structure, the Company's management monitors its liquidity requirements through its asset/liability management program. This program, along with other management analysis, enables the Company to meet its cash flow requirements and adapt to the changing needs of individual customers and the requirements of regulatory agencies.

Among the sources of asset liquidity are cash and due from banks, Federal Funds sold, securities available for sale, mortgage loans available for sale, and funds received from the repayment of loans and the maturing of investments. In addition to these sources of liquidity and loan repayments, the Company has unused borrowing capacity through collateralized transactions with the Federal Home Loan Bank of New York and Pittsburgh. Through the use of these and other sources, management believes the Company has adequate liquidity in both the short-term and the long-term to carry out the Company's growth and profitability strategies.
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EFFECTS OF INFLATION

The financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. Virtually all of the assets and liabilities of the Company are monetary in nature. As a result, interest rate changes have a more significant impact on the Company's performance than general levels of inflation.

SUBSEQUENT EVENTS

ACQUISITION OF THE CITIZENS NATIONAL BANK OF MALONE, BASED IN MALONE, NEW YORK

On January 26, 2001, the Company acquired the Citizens National Bank of Malone
(CNB), an eighty-year-old commercial bank with $113 million in assets, $59 million in loans, and $90 million in deposits. Stockholders of Citizens Bank received 1.70 shares of registered common stock of the Company, resulting in the issuance of 952,000 shares in the transaction (including 648,100 of treasury shares), which was recorded using the purchase method of accounting.

CNB's four offices in Franklin County--Brushton, Chateaugay, and two in Malone -- have the top deposit market share in their respective towns, resulting in the Company now in a virtual tie for the number one market share in Franklin County at 22.0%. CNB's fifth office is in Hermon; it is the only banking facility in the town, further strengthening the Company's long-standing number one market share in St. Lawrence County at 27.1%. These five branches are now being administered from the Company's Northern Market operations and management center in Canton, NY.


ACQUISITION OF FIRST LIBERTY BANK CORP., BASED IN JERMYN, PENNSYLVANIA

On November 29, 2000, the Company announced its first strategic partnership outside of New York State with the signing of a definitive agreement with First Liberty Bank Corp. (NASDAQ-OTC: FLIB), a $647 million asset commercial bank based in Jermyn, Pennsylvania, to acquire all the stock of First Liberty. First Liberty will be merged into Community Bank, N.A. (CBNA), operating under its present name in Pennsylvania as a division of CBNA. First Liberty has the second largest deposit market share, at 17%, in Lackawanna County, where 11 of its 13 branches are located; the remaining offices are located in Lucerne County.

On May 11, 2001, the Company completed its acquisition of First Liberty. Pursuant to the terms of the merger, each share of First Liberty stock was exchanged for .56 shares of the Company's common stock, which amounted to approximately 3.6 million shares. The merger constituted a tax-free reorganization and has been accounted for as a pooling of interests under Accounting Principles Board Opinion No. 16. Accordingly, the consolidated financial statements as of and for the years ended 2000, 1999 and 1998 have been restated to include the combined results of operations, financial position and cash flows of the Company and First Liberty.


PENDING ACQUISITION OF THIRTY SIX FLEETBOSTON BRANCHES

On June 8, 2001, the Company signed an agreement to acquire 36 branches, with deposits of approximately $484,000 and loans of approximately $243,000, from FleetBoston Financial. The transaction is subject to regulatory approval and is scheduled to close in early fourth quarter 2001. The branches, which are in the Southwestern and Finger Lakes regions of New York, will be merged into the Company's branch network.


ISSUANCE OF POOLED TRUST PREFERRED SECURITIES

On July 16, 2001, the Company formed a wholly-owned subsidiary, Community Capital Trust II, a Delaware business trust. The trust issued $25,000 of 30 year floating rate Company-obligated Capital Securities of Community Capital Trust II Holding Solely Parent Debentures. The Company borrowed the proceeds of the Capital Securities from its Subsidiary by issuing Deeply Subordinated Junior Debentures having substantially similar terms. The Capital Securities mature in year 2031 and are treated as Tier 1 capital by the Federal Reserve Bank of New York. The Capital Securities are a pooled trust preferred fund of MM Community Funding I, Ltd, and are tied to the six month LIBOR plus 3.75% with a five year call provision. The current implied coupon yields 7.57%.

On July 31, 2001, the Company a wholly-owned subsidiary, Community Statutory Trust III, a Connecticut business trust. The trust issued $24,450 of 30 year floating rate Company-obligated pooled Capital Securities of Community Statutory Trust III Holding Solely Parent Debentures. The Company borrowed the proceeds of the Capital Securities from its Subsidiary by issuing Deeply Subordinated Junior Debentures having substantially similar terms. The Capital Securities mature in year 2031 and are treated as Tier 1 capital by the Federal Reserve Bank of New York. The Capital Securities are a pooled trust preferred fund of First Tennessee/KBW Pooled Trust Preferred Deal III, and are tied to the three-month LIBOR plus 3.75% with a five-year call provision. The current implied coupon yields 7.29%.


NEW ACCOUNTING PRONOUNCEMENTS

In 1998, the Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The statement requires an entity to recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. Upon adoption of the SFAS the Company transferred investment securities from held-to-maturity to available-for-sale (see Note C). As a result, securities previously classified as held-to-maturity were sold during the year and investment securities gains of approximately $194,000, net of tax, resulting from the sale have been reported as a cumulative effect of change in accounting principle. The Company has no outstanding derivative financial instruments and, accordingly, adoption of SFAS 133 had no other effect on the Company's financial statements.

In September 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities - a Replacement of SFAS No. 125". This statement revises the accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities. Under the financial components approach, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. SFAS No. 140 is effective for transfers and servicing of financial assets and extinguishment of liabilities occurring after March 31, 2001 and accordingly would apply to the Company for the quarter ended June 30, 2001. The provisions of this statement are not expected to have a significant change on the Company's current accounting for transfers and servicing of financial assets.

In July 2001, the Financial Accounting Standards Board issued SFAS No. 142, "Goodwill and Other

Intangible Assets", which addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, "Intangible Assets". The statement will require, beginning January 1, 2002, that the Company subject goodwill and other intangible assets to an annual impairment analysis to assess the need to write down the balances and recognize an impairment loss. In addition, amortization of certain intangible assets will no longer be recorded upon adoption of this statement. The Company expects that adoption of this pronouncement will reduce annual amortization expense by approximately $4.3 million.


FORWARD-LOOKING STATEMENTS

This document contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in the forward-looking statements. Moreover, the Company's plans, objectives and intentions are subject to change based on various factors (some of which are beyond the Company's control). Factors that could cause actual results to differ from those discussed in the forward-looking statements include: (1) risks related to credit quality, interest rate sensitivity and liquidity; (2) the strength of the U.S. economy in general and the strength of the local economies where the Company conducts its business; (3) the effect of, and changes in, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (4) inflation, interest rate, market and monetary fluctuations;
(5) the timely development of new products and services and customer perception of the overall value thereof (including features, pricing and quality) compared to competing products and services; (6) changes in consumer spending, borrowing and savings habits; (7) technological changes; (8) any acquisitions or mergers that might be considered by the Company and the costs and factors associated therewith; (9) the ability to maintain and increase market share and control expenses; (10) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) and accounting principles generally accepted in the United States; (11) changes in the Company's organization, compensation and benefit plans and in the availability of, and compensation levels for, employees in its geographic markets; (12) the costs and effects of litigation and of any adverse outcome in such litigation; and (13) the success of the Company at managing the risks of the foregoing.

The foregoing list of important factors is not exclusive. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement, whether written or oral, to reflect events or circumstances after the date on which such statement is made. If the Company does update or correct one or more forward-looking statements, investors and others should not conclude that the Company will make additional updates or corrections with respect thereto or with respect to other forward-looking statements.